EXHIBIT 3.1

                          AMENDED AND RESTATED BYLAWS
                                      OF
                     AMERICAN BODY ARMOR & EQUIPMENT, INC.


                                  ARTICLE I.

                               Office and Seal.


               Section 1. The principal office of the corporation in Florida shall be located in the City of Yulee. The corporation may have such additional offices as the Board of Directors from time to time may determine.

               Section 2.  The corporate seal of the corporation
shall have inscribed thereon the name of the corporation, the year in which incorporated and the words "Florida - Corporate - Seal."

                           ARTICLE II.

                          Stockholders.

               Section 1. All meetings of the stockholders shall be held at the principal office of the corporation in Florida, or at such other place, either within or without the State of Florida, as from time to time may be determined by the Board of Directors and specified in the notice of such meeting.

               Section 2. The annual meeting of the stockholders shall be held at a date, time and place designated by the Board of Directors and stated in the notice of meeting, in compliance with the Florida Statutes. At such meeting, the stockholders shall elect the entire Board of Directors and shall transact such other business as properly may come before the meeting.

               Section 3. Special meetings of stockholders may be called at any time by the President or by a majority of the Directors. It shall also be the duty of the President to call such meetings whenever requested in writing to do so by the records holders of more than 10% of the stock issued and outstanding and entitled to vote, which request shall state the objects of the proposed meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice.

               Section 4. A majority in number of shares issued and outstanding and entitled to vote, represented by the holders in person or by proxy, shall be requisite at all meetings to constitute a quorum for the election of directors or the transaction of other business. If, however, such majority shall not be present or represented at any such meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

               Section 5. At any meeting of the stockholders at which a quorum is present, the affirmative vote of the holders of a majority of the stock entitled to vote thereat, present in person or by proxy, shall be had on any matter coming before such meeting in order to constitute such action the valid act of the stockholders thereon, unless otherwise provided by law, except for the election of directors who shall be elected by a plurality vote.

               Section 6. At each meeting of the stockholders, every stockholder of stock shall be entitled to one vote for every share of common stock and one vote for every share of preferred stock on each matter submitted to a vote at a meeting of stockholders. Every stockholder may vote the stock the stockholder owns as shown in the record of stockholders of the corporation as of the record date, determined pursuant to Section 7 of this
Article II, either in person, or by proxy appointed by an instrument in writing subscribed by such stockholder personally or by his attorney-in-fact and bearing a date not more than 11 months prior to the date of the meeting, unless the authority granted by such instrument shall have terminated by its own terms prior to the date of such meeting. If such instrument expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place. A telegraph, telex, or cablegram, a facsimile transmission of a signed instrument, or a photographic, photostatic, or equivalent reproduction of a signed instrument is a sufficient instrument.

               Section 7. The Board of Directors may fix in advance a date, not exceeding 70 days prior to the date of holding any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotments of rights, as the case may be. If no record date is established by the Board of Directors prior to authorization of payment of any dividend, such record date for purposes of determining entitlement to receive payment of such dividend shall be the day the Board of Directors authorize payment of a dividend.

               Section 8. Notice of the time and place of the annual meeting of stockholders and notice of the time, place and purpose of each special meeting of the stockholders shall be given at least 10 and not more than 60 days before the date set for such meeting to each stockholder of record having the right and entitled to vote at such meeting.

               Section 9. No notice of any stockholders' meeting shall at any time be required to be published in any newspaper. However, the Board of Directors may, if it so desires, cause notice of any stockholders' meeting to be published in such newspapers as the Board may designate.

                           ARTICLE III.

                       Board of Directors.

               Section 1. The management of all of the affairs, business and property of the corporation shall be vested in its Board of Directors. The number of Directors of the corporation shall be not less than three nor more than fifteen. The number of Directors may be fixed from time to time by action of the Board of Directors within such limits. The Directors shall be elected at the annual meeting of stockholders, except as otherwise provided for filling vacancies. Each Director shall hold office until the annual meeting of stockholders held next after his or her election or other manner of appointment, and until his or her successor shall have been elected and shall qualify or until his or her death, resignation or removal. Directors need not be stockholders.

               Section 2.  The annual meeting of the Board of
Directors shall be held in each year immediately after and at the same place as the annual meeting of stockholders. No notice of the annual meeting of the Board of Directors need be given.

               Section 3.  Regular meetings of the Board of
Directors may be held at such places and at such times as the Board from time to time shall determine by resolution. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which otherwise would be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. No notice of regular meetings of the Board of Directors need be given.

               Section 4.  Special meetings of the Board of
Directors shall be held whenever called by the President or by a majority of the Directors. Notice of each special meeting of the Board of Directors shall be given to each Director at least ten days before the day on which the special meeting is to be held. Every such notice shall state the time and place of the meeting and the purpose thereof. The business transacted at such special meeting shall be confined to the purposes stated in the notice.

               Section 5. At least a majority of the Directors shall be present at each meeting of the Board of Directors in order to constitute a quorum for the transaction of business. Members of the Board of Directors shall be deemed present at a meeting of such Board of Directors if a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other is used. The affirmative vote of a majority of the Directors present at any meeting of the Board of Directors, at which a quorum is present, shall be had upon any matter coming before said Board in order to constitute such action the valid action of the Board thereon. In the absence of a quorum, any two of the Directors present may adjourn any meeting from time to time until a quorum is had. Notice of any such adjourned meeting need not be given.

               Section 6. Any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or of such Committee, as the case may be, and such written consent or consents are filed with the minutes of proceedings of the Board of Directors or Committee.

               Section 7. The Board of Directors may hold its meetings at such places within or without the State of Florida as it from time to time may determine or as shall be specified or fixed in the respective notice or waivers of notice thereof.

               Section 8. All vacancies in the Board of Directors, whether caused by death, resignation, removal or otherwise, shall be filled by a majority vote of the remaining Directors.

               Section 9. Any Director may resign at any time by giving written notice to the President or to the Secretary. The resignation of any Director shall take effect at the time specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               Section 10.  Any Director may be removed at any
time, with or without cause, by a vote of the holders of a majority of the stock present, in person or by proxy, at any special meeting of the stockholders called for that purpose.

               Section 11. The Directors may appoint from their number, one or more Committees, including an Executive Committee consisting of the President and one or more other members of the Board, except that the President shall not serve on an Audit Committee. Any Committee may hold meetings at such place as may be agreed upon by the members thereof. The president or any members of any Committee may call a meeting upon ten days' notice, given in person or by mail, telegram or telephone. Any meeting of any Committee shall be a legal meeting without notice if all the members shall be present thereat or if written waiver thereof shall have been given either before, at or after such meeting. Members of any such Committee shall be deemed present at a meeting of such Committee if a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other is used. A majority of a Committee shall constitute a quorum and in any case the affirmative vote of a majority of the entire Committee shall be necessary to adopt any resolution. The Committee may make its own rules of procedure but shall keep regular minutes of its proceedings and shall report the same to the Board of Directors at the next Directors' meeting held thereafter.

               During the intervals between meetings of the Board of Directors, the Executive Committee, if appointed hereunder, may have and shall exercise all the powers of the Board of Directors in the management of the affairs, business and property of the corporation, in such manner as the Executive Committee shall deem for the best interests of the corporation in all cases in which specific directions shall not have been given by the Board of Directors. The Executive Committee shall not have power to fill vacancies in said Committee or in the Board of Directors or to make or amend the By-Laws of the corporation.

               Section 12. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise, or may delegate such authority to a Committee.

                           ARTICLE IV.

                   Officers of the Corporation.

               Section 1. The officers of the corporation shall be a President, such number of Vice Presidents as the Board of Directors from time to time may determine, a Secretary, a Treasurer, and such Assistant Secretaries and Assistant Treasurers and such other subordinate officers as the Board from time to time may elect or appoint. All officers elected or appointed by the Board shall hold their respective offices only at and during the pleasure of the Board of Directors, and may be removed at any time with or without cause, and notwithstanding the contract rights, if any, of the removed officer. Removal of an officer shall be without prejudice to any contract rights pursuant to a written employment contract or agreement entered into between the corporation and any such officer pursuant to authorization of the Board of Directors.

               Section 2. Any person may hold two or more offices, except that the President shall not be also the Secretary or Assistant Secretary, but in no case shall one person sign a single instrument of any kind in more than one capacity. None of the officers except the President need be a member of the Board of Directors.

               Section 3.  The President shall be the chief
executive officer of the corporation. He or she shall preside at all meetings of the stockholders and directors, shall have active and general management of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect. He or she shall be ex-officio a member of all standing Committees except the audit Committee, and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. The President also shall appoint and discharge all subordinate agents and employees and fix their salaries, subject to review by the Board of Directors, and shall designate the duties they are to perform.

               Section 4.  The Vice President or Vice Presidents,
if such shall be elected, shall perform such duties as may be assigned by the Board of Directors or by the President.

               Section 5. The Secretary shall keep the minutes of the meetings of the Board of Directors and the minutes of the meetings of the stockholders. He or she shall attend to the giving and serving of all notices of the corporation. He or she shall have charge of the stock certificate books and such other books and papers as the Board may direct, and shall perform all the duties incidental to his office.

               Section 6.  The Treasurer shall have the care and
custody of all of the funds and securities of the corporation and shall deposit the same in the name of the corporation in such banks or depositaries as the Board of Directors may from time to time select.

               Section 7.  The other officers of the corporation
shall perform such duties as may be assigned by the Board of Directors or by the President.

               Section 8. The Board of Directors, by resolution, may require any or all of the officers of the Corporation to give bonds in favor of the corporation, with sufficient surety or sureties, and in such amounts as the Board of Directors may fix, conditioned for the faithful performance of the duties of their respective offices.

                            ARTICLE V.

                              Stock.

               Section 1.  The certificates for shares of the
capital stock of the corporation shall be in such form as shall be approved by the Board of Directors. The shares of stock of the corporation shall be transferable only on the books of the corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of the certificate or certificates, with an assignment and power of transfer endorsed thereon or attached thereto duly executed, and with such proof of authenticity of the signature as the corporation or its agents reasonably may require.

               Section 2.  All stock certificates shall be signed
by the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and shall bear the seal of the company, which seal may be facsimile, engraved or printed. Where such certificate is signed by a transfer agent or an assistant transfer agent, other than the corporation itself, or by transfer clerk acting on behalf of the corporation and a registrar, the signature of any of the officers named above may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any certificate, shall cease to be such officer for any reason before the certificate has been delivered by the corporation, such certificate may nevertheless be issued and delivered by the corporation as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer of the corporation.

               Section 3.  No certificate for shares of stock in
the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production to the corporation or its agents of satisfactory evidence of such loss, theft or destruction, and upon delivery to the corporation of a bond of indemnity in such amount and upon such terms and secured by such security as the Board of Directors in its discretion may require.


                             ARTICLE VI.

                Execution of Contracts - Fiscal Year.

               Section 1.  All checks, drafts, notes, bonds,
contracts and other instruments shall be signed by such officers as may be designated from time to time by resolution of the Board of Directors.

               Section 2. The fiscal year of the corporation shall be the 12 month period ending on December 31.

                           ARTICLE VII.

                             Notices.

               Section 1. Whenever the provisions of a statute, or the Articles of Incorporation or any of these By-Laws require or permit notice to be given to any Director, officer or stockholder, it shall not be construed to require personal notice, but any such notice may be given in writing by depositing the same in a post office or letter box in a post-paid sealed wrapper, or by delivering the same to a telegraph company for transmission by wire, the cost thereof being prepaid, in either case addressed as the same appears on the books of the corporation, and the time when the same shall be so mailed or delivered to the telegraph company shall be deemed to be the time of the giving of such notice.

               Section 2. Any stockholder or Director may waive in writing or by telegraph any notice required or permitted to be given under any provisions of any statute or of the Articles of Incorporation or of these By-laws, either before, at or after the meeting or other event of which notice is so provided. All stockholders or Directors present at any meeting shall be deemed to have waived any and all notice thereof.

                          ARTICLE VIII.

              Reimbursement and Indemnification of

                     Directors and Officers

               The corporation shall indemnify and hold harmless each person who shall serve at any time after September 22, 1993 as a Director or officer of the corporation from and against any and all claims and liabilities to which such person shall or may become subject by reason of his or her having heretofore or hereafter been a Director or officer of the corporation, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by him or her as such Director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability, except that no such person shall be indemnified against or be reimbursed for any expense incurred in connection with any claim or liability which shall be finally adjudged to have arisen out of his or her own gross and willful negligence or misconduct. The rights accruing to any person under the foregoing provisions of this Article shall not exclude any other right to which he or she lawfully may be entitled, nor shall anything herein contained restrict the right of the corporation to indemnify or reimburse such person in any proper case even though not specifically provided for herein. The corporation, its Directors, officers, employees and agents, shall be fully protected in taking any action or making any payment under this Article, or in refusing so to do, in reliance upon the advice of counsel.

                          ARTICLE IX.

                      Amendment of By-Laws

               The Board of Directors, by a vote of a majority of those present at any meeting at which a quorum is present, may alter, amend or repeal these By-Laws or any of them, and any By-Law or alteration, amendment or repeal so made may be further amended, altered or repealed by the Board of Directors as herein provided, or by the stockholders entitled to vote at any regular or special meeting of the stockholders.